Exhibit 99.1

Citizens First National Bank

401(k) and Profit Sharing Plan

EIN 36-0917979 PN 003

Accountants’ Report and Financial Statements

December 31, 2011 and 2010

Citizens First National Bank 401(k) and Profit Sharing Plan

December 31, 2011 and 2010

Report of Independent Registered Public Accounting Firm

Plan Administrator

Citizens First National Bank 401(k) and Profit Sharing Plan

Princeton, Illinois

We have audited the accompanying statements of net assets available for benefits of Citizens First National Bank 401(k) and Profit Sharing Plan as of December 31, 2011 and 2010, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Citizens First National Bank 401(k) and Profit Sharing Plan as of December 31, 2011 and 2010, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying 2011 supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the 2011 basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

/sig/ BKD, llp

Decatur, Illinois

June 28, 2012

Federal Employer Identification Number: 44-0160260

Citizens First National Bank 401(k) and Profit Sharing Plan

Statements of Net Assets Available for Benefits

December 31, 2011 and 2010

	2011	2010
Investments, At Fair Value	$21,080,213	$21,922,194
Receivables
Employer’s contribution	22,396	10,989
Employee’s contribution	30,655	—
Notes receivable from participants	473,869	445,812

	526,920	456,801

Net Assets Available for Benefits, At Fair Value	21,607,133	22,378,995
Adjustments from fair value to contract value for interest in collective trust relating to fully benefit-responsive contracts	(87,996)	(74,203)

Net Assets Available for Benefits	$21,519,137	$22,304,792

See Notes to Financial Statements

Citizens First National Bank 401(k) and Profit Sharing Plan

Statements of Changes in Net Assets Available for Benefits

Years Ended December 31, 2011 and 2010

	2011	2010
Investment Income
Net appreciation (depreciation) in fair value of investments	$(494,054)	$788,163
Interest and dividends	598,669	563,692

	104,615	1,351,855

Interest Income from Notes Receivable from Participants	19,930	25,021

Contributions
Employer	428,844	447,982
Participants	861,857	924,911
Rollovers	11,519	3,252

	1,302,220	1,376,145

Total additions	1,426,765	2,753,021

Deductions
Benefits paid to participants	2,187,724	785,192
Administrative expenses	24,696	4,063

Total deductions	2,212,420	789,255

Net Increase (Decrease)	(785,655)	1,963,766
Net Assets Available for Benefits, Beginning of Year	22,304,792	20,341,026

Net Assets Available for Benefits, End of Year	$21,519,137	$22,304,792

See Notes to Financial Statements

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

Note 1:	Description of the Plan

The following description of the Citizens First National Bank 401(k) and Profit Sharing Plan (Plan) provides only general information. Participants should refer to the Plan Document and Summary Plan Description for a more complete description of the Plan’s provisions, which are available from the plan administrator.

General

The Plan is a defined contribution plan sponsored by Citizens First National Bank (Employer) covering all employees who have at least one year of service and are age 18 or older. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). JPMorgan Chase Bank, N.A. was the trustee of the Plan through June 11, 2010 and DWS Trust Company is the trustee of the Plan effective June 11, 2010. ADP serves as the Plan’s recordkeeper.

Contributions

The Plan permits eligible employees through a salary deferral election to have the Employer make annual contributions of up to 100% of eligible compensation. Employee rollover contributions are also permitted. The Employer makes matching contributions of 100% of employees’ salary deferral amounts up to 3% of employee’s compensation and 50% of the employees’ compensation between 3% and 5%. The Employer may also, at its sole discretion, contribute to the Plan an amount to be determined from year to year as a profit sharing contribution. For the years ended December 31, 2011 and 2010, there was no profit sharing contribution. Contributions are subject to certain limitations.

Participant Investment Account Options

Investment account options available include various funds. Each participant has the option of directing his contributions into any of the separate investment accounts and may change the allocation daily.

Participant Accounts

Each participant’s account is credited with the participant’s contribution, the Employer’s contribution and plan earnings. The benefits to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

Vesting

Participants are immediately vested in their voluntary contributions and the Employer’s matching contributions plus earnings thereon. Vesting in the Employer’s profit sharing contribution portion of their accounts plus earnings thereon is based on years of continuous service. A participant is fully vested after 5 years of continuous service. The nonvested balance is forfeited upon payment of benefits. Forfeitures may be used to reduce matching contributions, to pay Plan expenses or can be allocated among active participants based upon eligible compensation.

Payment of Benefits

Upon termination of service, an employee may elect to receive either a lump-sum amount equal to the value of his account or installments.

Participant Loans

The Plan document includes provisions authorizing loans from the Plan to active eligible participants. The minimum amount of a loan shall be $1,000. The maximum amount of a participant’s loans is determined by the available loan balance restricted to the lesser of $50,000 or 50% of the participant’s vested account balance. All loans are covered by demand notes and are repayable over a period not to exceed five years (except for loans for the purchase of a principal residence) through payroll withholdings unless the participant is paying the loan in full. Interest on the loans is charged at prime rate plus 1% at loan inception.

Plan Termination

Although it has not expressed an intention to do so, the Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

Note 2:	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements are prepared on the accrual basis of accounting.

Investment contracts held by a defined-contribution plan are required to be reported at fair value. Contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts, because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. The plan invests in investment contracts through a collective trust. The Statement of Net Assets Available for Benefits presents the fair value of the investment in the collective trust, as well as the adjustment of the investment in the collective trust from fair value to contract value relating to the investment contracts. The Statement of Changes in Net Assets Available for Benefits is prepared on a contract value basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets and changes in net assets and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Valuation of Investments and Income Recognition

Quoted market prices are used to value mutual funds. Common stocks are valued at the closing price reported on the active market on which the individual security is traded. The Plan holds interest in a common collective trust fund, which invests in investments that pursue multiple strategies to exceed the performance of certain industrial averages. The trust fund may invest in securities, a combination of other collective funds, or swap and option contracts. The net asset value of the fund is determined as of the end of each month utilizing the values of the underlying assets.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net appreciation includes the Plan’s gains and losses on investments bought and sold as well as held during the year.

Notes Receivable from Participants

Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest. Delinquent participant loans are reclassified as distributions based upon the terms of the plan document.

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

Plan Tax Status

The Plan operates under a nonstandardized adoption agreement in connection with a prototype retirement plan sponsored by Automatic Data Processing, Inc. This prototype plan document has been filed with the appropriate agency. The Plan has not obtained or requested a determination letter. However, the Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and that the Plan was qualified and the related trust was tax exempt as of the financial statement date.

Payment of Benefits

Benefit payments to participants are recorded upon distribution.

Administrative Expenses

Administrative expenses may be paid by the Employer or the Plan, at the Employer’s discretion.

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

Note 3:	Investments

The Plan’s investments (including investments bought, sold and held during the year) appreciated (depreciated) in fair value as follows:

	2011
	Net Appreciation (Depreciation) in Fair Value During Year	Fair Value at End of Year
Mutual funds
Fixed income funds	$(3,392)	$586,249
Balanced funds	104,513	3,248,138
Equity funds	(149,659)	13,719,361
International stock funds	(175,098)	1,018,211
Government funds	10,785	—
Common stock
Princeton National Bancorp, Inc.	(281,203)	169,711
Common collective trust fund	—	2,338,543

	$(494,054)	$21,080,213

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

	2010
	Net Appreciation (Depreciation) in Fair Value During Year	Fair Value at End of Year

Mutual funds
Fixed income funds	$1,841	$196,725
Balanced funds	737,019	11,558,458
Equity funds	728,492	6,127,272
International stock funds	105,534	1,202,116
Government funds	2,078	444,249
Common stock
Princeton National Bancorp, Inc.	(786,801)	552,423
Common collective trust fund	—	1,840,951

	$788,163	$21,922,194

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

The fair value of individual investments that represented 5% or more of the Plan’s net assets available for benefits in either year were as follows:

	2011	2010
Harbor International Fund	$—	$1,202,116
American Funds Growth R3 Fund	—	1,978,836
American Funds Fundamental Investment Fund	—	1,504,918
Fidelity Asset Manager Fund	—	2,461,253
American Funds Income R3 Fund	—	8,646,575
Vanguard Total Stock Market Fund	—	1,475,759
Federated Capital Preservation Fund	2,338,543	1,840,951
Vanguard Wellesley Income	2,677,915	—
Vanguard 500 Index-Signal Class	2,672,065	—
Harbor Capital Appreciation Fund-Institutional Class	1,653,738	—
Vanguard Wellington Fund-Admiral Class	8,378,927	—

Interest and dividends realized on the Plan’s investments for the years ended 2011 and 2010 were $598,669 and $563,692, respectively.

Note 4:	Party-in-Interest Transactions

Party-in-interest transactions include those with fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, a person who owns 50 percent or more of such an employer, or relatives of such persons.

Active participants can purchase the common stock of Princeton National Bancorp, Inc., the parent of the Employer. At December 31, 2011 and 2010, participants held 112,392 and 151,764 shares, respectively. Due to the decrease in the Company’s stock price during 2010, there was an increase in the number of shares being purchased in the 401(k) Plan. This caused a temporary shortfall in the registered shares of the plan and contributions to the stock fund were temporarily suspended on September 22, 2010. The suspension was lifted on October 1, 2010.

The Plan incurs expenses related to general administration and record keeping. The Employer pays these expenses and certain accounting and auditing fees relating to the Plan.

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

Note 5:	Plan Amendments

Effective June 11, 2010, the Plan trustee was changed from JP Morgan Chase Bank, N.A. to DWS Trust Company.

Effective July 1, 2010, the Plan was amended for the addition of a Roth IRA 401(k) option as an investment elective to the Plan.

Note 6:	Fair Value of Plan Assets

Accounting Standards Codification Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Topic 820 also specifies a fair value hierarchy which requires a plan to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying statements of net assets available for benefits, as well as the general classification of such assets pursuant to the valuation hierarchy.

Investments

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include common stock of Princeton National Bancorp, Inc., the parent company of the Employer, and mutual funds. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include a common collective trust fund. In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy. There were no level 3 securities.

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

The following table presents the fair value measurements of assets recognized in the accompanying statements of net assets available for benefits measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2011 and 2010:

		2011
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Common Stock
Princeton National Bancorp, Inc.	$169,711	$169,711	$—	$—
Mutual Funds
Fixed income funds	586,249	586,249	—	—
Balanced funds	3,248,138	3,248,138	—	—
Equity funds	13,719,361	13,719,361	—	—
International stock funds	1,018,211	1,018,211	—
Common Collective Trust Fund	2,338,543	—	2,338,543	—

	$21,080,213	$18,741,670	$2,338,543	$—

Citizens First National Bank 401(k) and Profit Sharing Plan

Notes to Financial Statements

December 31, 2011 and 2010

		2010 Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Common Stock
Princeton National Bancorp, Inc.	$552,423	$552,423	$—	$—
Mutual Funds
Fixed income funds	196,725	196,725	—	—
Balanced funds	11,558,458	11,558,458	—	—
Equity funds	6,127,272	6,127,272	—	—
International stock funds	1,202,116	1,202,116	—	—
Government funds	444,249	444,249
Common Collective Trust Fund	1,840,951	—	1,840,951	—

	$21,922,194	$20,081,243	$1,840,951	$—

Note 7:	Risks and Uncertainties

The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the participants’ account balances and the amounts reported in the statements of net assets available for benefits.

Supplemental Schedule

Citizens First National Bank 401(k) and Profit Sharing Plan

EIN 36-0917979 PN 003

Schedule H, Line 4i – Schedule of Assets (Held at End of Year)

December 31, 2011

Identity of Issuer	Description of Investment	Current
Common Stock
Princeton National Bancorp, Inc.*	112,392 shares	$169,711

Mutual Funds
Perkins Mid Cap Value Fund	38,698 shares	780,921
American Beacon Large Cap Value Fund	1,242 shares	23,072
American Beacon International Equity Index	115,107 shares	959,993
Vanguard Short-Term Bond Index Fund	54,638 shares	579,705
Templeton Institutional Funds-Emerging
Markets Series	5,555 shares	58,218
Vanguard Wellesley Income Fund	48,199 shares	2,677,915
Vanguard Target Retirement 2015 Fund	17,035 shares	209,533
Vanguard Target Retirement 2020 Fund	7,136 shares	154,778
Vanguard Target Retirement 2025 Fund	11,599 shares	142,324
Vanguard Target Retirement 2030 Fund	200 shares	4,181
Vanguard Target Retirement 2035 Fund	2,286 shares	28,603
Vanguard Target Retirement 2040 Fund	347 shares	7,120
Vanguard Target Retirement 2045 Fund	1,068 shares	13,750
Vanguard Target Retirement 2050 Fund	487 shares	9,934
Vanguard Small Cap Index Fund	6,310 shares	210,638
Vanguard Inflation-Protected Securities Fund	464 shares	6,544
Vanguard 500 Index Fund-Signal Class	27,936 shares	2,672,065
Harbor Capital Appreciation Fund	44,817 shares	1,653,738
Vanguard Wellington Fund-Admiral Class	154,793 shares	8,378,927

		18,571,959

Common Collective Trust Fund
Federated Capital Preservation Fund	225,055 shares	2,338,543

Total Investments		21,080,213

Notes Receivable from Participants*	4.25% - 9.25%	473,869

		$21,554,082

*	Represents a party-in-interest to the Plan.